Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 29, 2007, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-141740) and related Prospectus of comScore, Inc. for the registration of 000,000 shares of its common stock.
/s/ Ernst & Young LLP
McLean, Virginia
May 24, 2007